Exhibit 10-96.4
                                 EMPLOYMENT AGREEMENT


              THIS EMPLOYMENT AGREEMENT is made this ninth (9th) day of

          December, 1994, by and between Central Maine Power Company, a

          Maine corporation with its principal place of business in

          Augusta, Maine (hereinafter referred to as the "Company"), and

          David E. Marsh (hereinafter referred to as the "Executive").

              WHEREAS, the Company recognizes that the Executive is a

          valued officer because of his knowledge of the Company's affairs and his experience and leadership capabilities, and desires to encourage his continued employment with the Company to assure itself of the continuing advantage of that knowledge, experience and leadership for the benefit of customers and shareholders,

          particularly during a period of transition in various aspects of the Company's business and in the event of a Change of Control of the Company; and

              WHEREAS, the Executive desires to serve in the employ of the

          Company on a full-time basis for a period provided in this

          Employment Agreement (hereinafter referred to as the "Agreement")

          on the terms and conditions hereinafter set forth; and

              WHEREAS, to these ends the Company desires to provide the

          Executive with certain payments and benefits in the event of the termination of his employment in certain circumstances; and

              WHEREAS, the Company and the Executive wish to set forth the terms and conditions under which such employment and payments and benefits will occur.

              NOW, THEREFORE, in consideration of the continued offer of employment by the Company and the continued acceptance of

          employment by the Executive, and the mutual promises and

          covenants contained herein, the Company and the Executive hereby agree as follows:

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              1.    Term of Agreement.  a.  The term of this Agreement

          shall begin on December 9, 1994 (hereinafter referred to as the

          "Effective Date") and shall expire on December 31, 1997;

          provided, however, that on December 31, 1997 and on each

          December 31 thereafter, the term of this Agreement shall

          automatically be extended for one (1) additional year unless not later than the preceding October 31 either the Company or the

          Executive shall have given notice that such party does not wish to extend the term of this Agreement.

              b.    If a Change of Control occurs during the original term

          of this Agreement or any extension, then the term of this

          Agreement shall be automatically extended for a thirty-six (36)

          calendar month period beginning on the first day of the month following the month in which such Change of Control occurs.

              c.    Notwithstanding anything to the contrary in this

          Section 1, this Agreement and all obligations of the Company hereunder shall terminate on the date of the Executive's death,

          or thirty (30) days after the Company gives notice to the

          Executive that the Company is terminating the Executive's

          employment for reason of Total Disability or Cause.

              2.    Definitions.  The following terms shall have the

          meanings set forth below:

              "Affiliate" means a person that directly or indirectly

          through one or more intermediaries controls, is controlled by, or is under common control with the Company.

              "Board" means the Board of Directors of the Company.

              "Cause" means any of the following events or occurrences:

              (i)   An act of material dishonesty taken by, or committed at

                    the request of, the Executive.

              (ii)  Any illegal or unethical conduct which, in the good

                    faith judgment of the Board, would impair the

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                    Executive's ability to perform his duties under this

                    Agreement or would impair the business reputation of

                    the Company.

              (iii) Conviction of a felony.

              (iv)  The continued failure of the Executive to perform

                    substantially his responsibilities and duties under

                    this Agreement, after demand for performance has been

                    delivered in writing to the Executive specifying the

                    manner in which the Company believes that the Executive

                    is not performing.

          Notwithstanding any contrary provision of this Agreement, the

          Executive shall not be deemed to have been terminated for Cause unless and until there shall have been delivered to the Executive a certified copy of a resolution duly adopted by the affirmative vote of two-thirds of the members of the Board who are not employees of the Company at a meeting of the Board called and held for such purpose (after reasonable notice to the Executive and an opportunity for the Executive, together with his counsel,

          to be heard before the Board), finding in good faith one of the events or occurrences set forth in parts (i) through (iv) of the definition of "Cause" in this Agreement and specifying the particulars thereof in detail.

              "Change of Control" means the occurrence of any of the

          following events:

              (i)   Any "person," as such term is used in Sections 13(d)

                    and 14(d) of the Securities Exchange Act of 1934, as

                    amended (the "Exchange Act") (other than the Company or

                    any Affiliate or any trustee or other fiduciary holding

                    securities under an employee benefit plan of the

                    Company or any Affiliate), is or becomes the beneficial

                    owner, as defined in Rule 13d-3 under the Exchange Act,

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                    directly or indirectly, of stock of the Company

                    representing thirty percent (30%) or more of the

                    combined voting power of the Company's then outstanding

                    stock eligible to vote.

              (ii)  During any period of two (2) consecutive years after the execution of this Agreement, individuals who at the

                    beginning of such period constitute the Board, and any

                    new director whose election by the Board or nomination

                    for election by the Company's stockholders was approved

                    by a vote of at least two-thirds of the directors then

                    in office who either were directors at the beginning of

                    the period or whose election or nomination for election

                    was previously so approved, cease for any reason to

                    constitute at least a majority thereof.

              (iii) The stockholders of the Company approve a merger or

                    consolidation of the Company with any other

                    corporation, other than a merger or consolidation which

                    would result in the voting stock of the Company

                    outstanding immediately prior thereto continuing to

                    represent (either by remaining outstanding or by being

                    converted into voting securities of the surviving

                    entity) more than fifty percent (50%) of the combined

                    voting power of the outstanding voting stock of the

                    Company or such surviving entity immediately after such

                    merger or consolidation; provided, that a merger or

                    consolidation effected to implement a recapitalization

                    of the Company (or similar transaction) in which no

                    "person" (as hereinabove defined) acquires more than

                    thirty percent (30%) of the combined voting power of

                    the Company's then outstanding securities shall not

                    constitute a Change of Control of the Company.

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              (iv)  The stockholders of the Company approve a plan of

                    complete liquidation of the Company or an agreement for

                    the sale, lease, exchange or other disposition by the

                    Company of all or substantially all of the Company's

                    assets (or any transaction having a similar effect).

              "Constructive Discharge" means, so long as no Change of

              Control has occurred, any reduction in the Executive's annual base salary in effect as of the Effective Date of this

              Agreement, or as the same may be increased from time to time,

              other than any across-the-board base salary reduction for a group or all of the executive officers of the Company, and also means, on or after a Change of Control,

              (i)   any reduction in the Executive's annual base salary in

                    effect as of the Effective Date of this Agreement, or

                    as the same may be increased from time to time;

              (ii)  a failure to increase the Executive's annual base

                    salary commensurate with any across-the-board

                    percentage increases in the compensation of other

                    executive officers of the Company;

              (iii) a substantial reduction in the nature or scope of the

                    Executive's responsibilities, duties or authority from

                    those described in Section 3.c of this Agreement;

              (iv)  a material adverse change in the Executive's title or position; or

              (v)   relocation of the Executive's place of employment from

                    the Company's principal executive offices or to a place

                    more than twenty-five (25) miles from Augusta, Maine

                    without the Executive's consent.

              "Severance Benefits" means the benefits set forth in Section

          5.a or 5.b of this Agreement, as applicable.

              "Severance Period" means, in the case of a Change of Control,

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          the period from the date of termination as determined in

          accordance with Section 6 of this Agreement until the third anniversary of such date.

              "Total Disability" means the complete and permanent inability of the Executive to perform all of his duties under this

          Agreement on a full-time basis for a period of at least six (6)

          consecutive months, as determined by the Board upon the basis of such evidence, which may include independent medical reports and data, as the Board deems appropriate or necessary.

              3.    Employment.  a.  The Company hereby agrees to continue

          its employment of the Executive in the capacity of Vice

          President, Corporate Services, and Chief Financial Officer, and

          the Executive hereby agrees to remain in the employ of the

          Company for the period beginning on the Effective Date and ending on the date on which the Executive's employment is terminated in accordance with this Agreement (the "Employment Period").  This

          Agreement shall not restrict in any way the right of the Company to terminate the Executive's employment at whatever time and for whatever reason it deems appropriate, nor shall it limit the right of the Executive to terminate employment at any time for whatever reason he deems appropriate.

              b.  The Executive agrees that during the Employment Period he shall devote substantially all his business attention and time to the business and affairs of the Company and its Affiliates, and use his best efforts to perform faithfully and efficiently the duties and responsibilities of the Executive under this

          Agreement.  It is expressly understood that (i) the Executive may devote a reasonable amount of time to such industry associations and charitable and civic endeavors as shall not materially interfere with the services that the Executive is required to render under this Agreement, and (ii) the Executive may serve as

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          a member of one or more boards of directors of companies that are not affiliated with the Company and do not compete with the

          Company or any of its Affiliates.

              c.  The following listing of job duties shall represent the

          Executive's primary responsibilities.  Such responsibilities may be expanded, and so long as no Change of Control has occurred may be decreased, as the business needs of the Company require.  The

          Executive's primary job responsibilities shall include, but not be limited to:

              participation in the development and general oversight of corporate policies, strategies and business initiatives as a member of the Company's Executive Committee;

              the development, implementation, management and oversight of financial and administrative policies, strategies, plans and activities including those concerning rate cases, capital structure and financing, investor and financial community relations, financial reporting, accounting, treasury operations, information services, telecommunications, administrative services, the Company's pension fund and Savings and Investment (401(k)) Plan assets, and operating and capital budgets; and coordination of business opportunities and investment decisions with overall corporate goals and objectives.

          The departments reporting directly to the Executive shall be as follows:  Information Services; Corporate Services; Accounting;

          and Treasury.

              4.    Compensation and Benefits.  a.  During the Employment

          Period, the Executive shall be compensated as follows:

              (i)   He shall receive an annual base salary, the amount of

                    which shall be reviewed regularly and determined from

                    time to time by the Board, but which shall not be less

                    than $153,450.  His salary shall be payable in

                    accordance with Company practice.

              (ii)  He shall be entitled to participate in any and all

                    plans and programs maintained by the Company from time

                    to time to provide benefits for its executives,

                    including without limitation any short-term or long-

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                    term incentive, pension, or supplemental pension plan

                    or program, in accordance with the terms and conditions

                    of any such plan or program or the administrative

                    guidelines relating thereto, as may be amended from

                    time to time.

              (iii) He shall be entitled to participate in any and all

                    plans and programs maintained by the Company from time

                    to time to provide benefits for its salaried employees

                    generally, including without limitation any savings and

                    investment, stock purchase or group medical, dental,

                    life, accident or disability insurance plan or program,

                    subject to all eligibility requirements of general

                    applicability, to the extent that executives are not

                    excluded from participation therein under the terms

                    thereof or under the terms of any executive plan or

                    program or any approval or adoption thereof.

              (iv)  He shall be entitled to all fringe benefits generally provided by the Company at any time to its full-time

                    salaried employees, including without limitation paid

                    vacation, holidays and sick leave but excluding

                    severance pay, in accordance with generally applicable

                    Company policies with respect to such benefits.

              (v)   He shall be entitled to all rights and benefits under

                    the Split-Dollar Life Insurance Agreement between the

                    Company and the Executive in effect as of the Effective

                    Date of this Agreement in accordance with the terms of

                    such Split-Dollar Life Insurance Agreement.

              b.    Notwithstanding any contrary provision of this

          Agreement, any compensation or benefits which are vested in the

          Executive or which the Executive is otherwise entitled to receive under any plan or program of the Company or any agreement between

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          the Company and the Executive before, at or subsequent to the

          Executive's termination of employment shall be furnished and paid in accordance with the terms and provisions of such plan, program or agreement.

              c.    All compensation payable under this Section 4 shall be

          subject to normal payroll deductions for withholding income taxes, social security taxes and the like.

              5.    Severance Benefits. a. If, on or after a Change of

          Control, the Executive's employment with the Company is

          terminated during the Employment Period (i) by the Company and/or any successor for any reason other than death, Total Disability or Cause or (ii) by the Executive within twelve (12) calendar months of a Constructive Discharge, Severance Benefits shall be provided as follows:

              (i)   The Company shall pay the Executive, in one cash lump

                    sum within sixty (60) days following the date of

                    termination of employment as determined under Section 6

                    of this Agreement, an amount equal to 2.99 times the

                    Executive's base amount, as defined in

                    Section 280G(b)(3) of the Internal Revenue Code of

                    1986, as amended.

              (ii)  Core coverage for the Executive under the Company's

                    group medical, life, accident and disability plans or

                    programs shall continue for the Severance Period on the

                    same terms and conditions, as if the Executive's

                    employment had not terminated.  In the event that the

                    Executive's participation in any such plan or program

                    is barred, the Company shall arrange at its expense to

                    provide him during the Severance Period with core

                    benefits substantially similar to those which he would

                    otherwise be entitled to receive under such plans and

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                    programs.

              (iii) The Severance Period shall count as service for all

                    purposes (including benefit accrual and eligibility)

                    under any benefit plan of the Company applicable to the

                    Executive immediately prior to the Executive's

                    termination of employment, for which service with the

                    Company is taken into account, including without

                    limitation any pension or supplemental pension plan,

                    and all benefits under such plans that are subject to

                    vesting shall vest as of the date of such termination

                    of employment.

              (iv)  The Company shall pay a fee to an independent

                    outplacement firm selected by the Executive for

                    outplacement services in an amount equal to the actual

                    fee for such services up to a total of $10,000.

              b.    If no Change of Control has occurred and the

          Executive's employment with the Company is terminated during the

          Employment Period (i) by the Company for any reason other than death, Total Disability or Cause or (ii) by the Executive within six (6) calendar months of a Constructive Discharge, the Company shall pay the Executive, in twelve (12) equal monthly cash installments beginning not later than sixty (60) days following the date of termination of employment as determined under Section

          6 of this Agreement, Severance Benefits equal to one times the

          Executive's annual base salary in effect on the date immediately preceding the date of termination; provided, however, that each of the last six (6) monthly cash installments shall be reduced by an amount equal to any base salary or other base pay or

          commissions earned through other employment or any fees earned as a consultant for the particular month, such that an installment shall not be paid or payable by the Company for any month for

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          which such other base salary, base pay, commissions or fees equal or exceed the amount of the installment.

              6.    Date of Termination.  For purposes of this Agreement,

          the date of termination of the Executive's employment shall be the date written notice is given to the Executive by the Company and/or any successor or, in the case of a Constructive Discharge,

          the date written notice is given to the Company by the Executive,

          provided that the Executive gives such notice within twelve (12)

          calendar months of the Constructive Discharge in the case of a

          Change of Control, and within six (6) calendar months of the

          Constructive Discharge in other cases, and specifies therein the event constituting the Constructive Discharge.

              7.    Taxes.  a.  In the event that any portion of the

          Severance Benefits is subject to tax under Section 4999 of the

          Internal Revenue Code of 1986, as amended, or any successor provision thereto (the "Excise Tax"), the Company shall pay to the Executive an additional amount (the "Gross-Up Amount") which,

          after payment of all federal and State income taxes thereon

          (assuming the Executive is at the highest marginal federal and applicable State income tax rate in effect on the date of payment of the Gross-Up Amount) and payment of any Excise Tax on the

          Gross-Up Amount, is equal to the Excise Tax payable by the

          Executive on such portion of the Severance Benefits.  Any Gross-

          Up Amount payable hereunder shall be paid by the Company

          coincident with the payment of the Severance Benefits described in Section 5.a(i) of this Agreement.

              b.  All amounts payable to the Executive under this Agreement shall be subject to applicable withholding of income, wage and other taxes.

              8.    Non-Competition, Confidentiality and Cooperation.  The

          Executive agrees that:

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              (i)   during the Employment Period and for one (1) year after

                    the termination of the Executive's employment with the

                    Company for any reason other than a Change of Control,

                    the Executive shall not serve as a director, officer,

                    employee, partner or consultant or in any other

                    capacity in any business that is involved in the

                    generation, transmission or distribution of electric

                    energy within the New England states, or solicit

                    Company employees for employment or other participation

                    in any such business, or take any other action intended

                    to advance the interests of such business;

              (ii)  during and after the Executive's employment with the

                    Company, he shall not divulge or appropriate to his own

                    use or the use of others any secret, proprietary or

                    confidential information or knowledge pertaining to the

                    business of the Company, or any of its Affiliates,

                    obtained during his employment with the Company; and

              (iii) during the Employment Period, he shall support the

                    Company's interests and efforts in all regulatory,

                    administrative, judicial or other proceedings affecting

                    the Company and, after the termination of his

                    employment with the Company, he shall use best efforts

                    to comply with all reasonable requests of the Company

                    that he cooperate with the Company, whether by giving

                    testimony or otherwise, in regulatory, administrative,

                    judicial or other proceedings affecting the Company

                    except any proceeding in which he may be in a position

                    adverse to that of the Company.  After the termination

                    of employment, the Company shall reimburse the

                    Executive for his reasonable expenses and his time, at

                    a reasonable rate to be determined, for the Executive's cooperation with the Company in any such proceeding.

          The provisions of this Section 8 shall survive the expiration or termination of this Agreement.  The Executive agrees that the

          Company shall be entitled to injunctive relief to prevent any breach or threatened breach of these provisions.  In the event of a failure to comply with part (i), (ii) or (iii) of this Section

          8, the Executive agrees that the Company shall have no further obligation to pay the Executive any Severance Benefits under

          Section 5.b of this Agreement.  In the event of a failure to comply with part (i) or (ii) hereof, the Executive agrees that he shall repay to the Company any such Section 5.b Severance

          Benefits paid to him.  The Company shall have the right to offset any amounts payable to the Executive under this Agreement or otherwise against any Severance Benefits which he is obligated to repay to the Company.

              9.    No Mitigation.  The Executive shall not be required to

          mitigate the amount of any payment provided for in this Agreement by seeking other employment.

               10.  Assignment.  The rights and obligations of the Company under this Agreement shall inure to the benefit of and shall be binding upon the successors and assigns of the Company.  This

          Agreement and the rights of the Executive hereunder shall not be assignable by the Executive, and any assignment by the Executive shall be null and void.

               11.  Arbitration.  Any dispute or controversy arising under or in connection with this Agreement shall be settled exclusively by arbitration in Augusta, Maine, in accordance with the rules of the American Arbitration Association then in effect.  The

          pendency of any such dispute or controversy shall not affect any rights or obligations under this Agreement.  Judgment may be entered on the arbitrator's award in any court having jurisdiction.

               12.  Waiver; Amendment.  The failure of either party to

          enforce, or any delay in enforcing, any rights under this

          Agreement shall not be deemed to be a waiver of such rights,

          unless such waiver is an express written waiver which has been signed by the waiving party.  Waiver of any one breach shall not be deemed to be a waiver of any other breach of the same or any other provision hereof.  This Agreement can be amended only by a written instrument signed by each party hereto and no course of dealing or practice or failure to enforce or delay in enforcing any rights hereunder may be claimed to have effected an amendment of this Agreement.

               13.  Notices.  Any notice required or permitted to be given under this Agreement shall be sufficient if in writing and sent by first-class, registered or certified mail or hand-delivered to the Executive at the last residence address he has provided to the Company or, in the case of the Company, at its principal executive offices to the attention of the Corporate Secretary.

               14.  Miscellaneous.  This Agreement shall be construed and enforced in accordance with the laws of the State of Maine.  In the event that any provisions of this Agreement shall be held to be invalid, the other provisions hereof shall remain in full force and effect.

               15.  Entire Agreement.  The terms of this Agreement are

          intended by the parties to be the final expression of their agreement with respect to the employment of the Executive by the

          Company and may not be contradicted by evidence of any prior or contemporaneous oral or written agreement.

              IN WITNESS WHEREOF, the parties hereto have executed this

          Agreement as of the date first written above.



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          WITNESS:



                                        David E. Marsh

                                        CENTRAL MAINE POWER COMPANY


                                        By:
                                        Carlton D. Reed, Jr.
                                        Chairman of the Board of Directors



















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